CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Post-Effective Amendment No. 3 to Form S-1 Registration Statement on Form S-3 and related Prospectus of American Country Holdings Inc. (formerly The Western Systems Corp.) of our report dated March 12, 1997, with respect to the consolidated financial statements and schedules of American Country Holdings Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.



                LAZAR, LEVINE & COMPANY LLP



New York, New York
February 4, 1998